EXHIBIT 99.1

Computation of Ratio of Earnings to Fixed Charges

For Five Years Ended December 31, 2004 and Nine Months Ended September 30, 2005

	Nine Months Ended
	September 30,		Year Ended December 31,
	2005		2004		2003		2002		2001		2000
	(dollars in thousands)
Earnings:
Income before income tax provision, discontinued operations and accounting change	$618,159		$1,110,844		$873,126		$862,149		$36,135		$1,459,734
Interest and debt expense	52,478		52,206		45,212		31,992		25,521		21,208
Interest portion of rental expense	21,235		30,076		27,480		31,318		38,590		35,697
Amortization of capitalized interest	377		502		502		386		155		24
Equity method investees and minority interests	(377)		3,333		2,271		(265)		(95)		933
Total earnings	691,872		1,196,961		948,591		925,580		100,306		1,517,596

Fixed charges:
Interest and debt expense	52,478		52,206		45,212		31,992		25,521		21,208
Interest portion of rental expense	21,235		30,076		27,480		31,318		38,590		35,697
Capitalized interest	—		—		—		3,256		6,991		5,551
Total fixed charges	73,713		82,282		72,692		66,566		71,102		62,456

Ratio of earnings to fixed charges	9.4	x	14.5	x	13.0	x	13.9	x	1.4	x	24.3	x

Computation of Ratio of Earnings to Fixed Charges

For Five Years Ended December 31, 2004 and Six Months Ended June 30, 2005 - Corrected

	Six Months Ended June 30,		Year Ended December 31,
	2005		2004		2003		2002		2001		2000
	(dollars in thousands)
Earnings:
Income before income tax provision and accounting change	$459,443		$1,173,012		$941,095		$925,217		$63,063		$1,464,964
Interest and debt expense	35,974		52,206		45,212		31,992		25,521		21,208
Interest portion of rental expense	14,164		30,076		27,480		31,318		38,590		35,697
Amortization of capitalized interest	251		502		502		386		155		24
Equity method investees and minority interests	(15)		3,333		2,271		(265)		(95)		933
Total earnings	509,817		1,259,129		1,016,560		988,648		127,234		1,522,826

Fixed charges:
Interest and debt expense	35,974		52,206		45,212		31,992		25,521		21,208
Interest portion of rental expense	14,164		30,076		27,480		31,318		38,590		35,697
Capitalized interest	—		—		—		3,256		6,991		5,551
Total fixed charges	50,138		82,282		72,692		66,566		71,102		62,456

Ratio of earnings to fixed charges	10.2	x	15.3	x	14.0	x	14.9	x	1.8	x	24.4	x